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                                                                  Exhibit 4.4(a)


                                 AMENDMENT NO. 1

     This Amendment No. 1 dated as of April 30, 2003 ("Amendment") is among LYONDELL-CITGO Refining LP, a Delaware limited partnership (the "Borrower"), and the lenders listed on the signature pages to this Amendment ("Lenders").

     Subject to the terms of this Amendment, the Borrower and the Lenders executing this Amendment hereby agree as follows:

                                  INTRODUCTION

     A. The Borrower, Credit Suisse First Boston, as administrative agent for the Lenders ("Agent"), and the Lenders are parties to the Revolving Credit Agreement dated as of December 10, 2002 (the "Credit Agreement").

     B. When calculating Consolidated Net Worth, the Borrower and the Lenders intended that, if the amount of distributions required to be paid under Section 7.4(A) of the Partnership Agreement is less than distributions payable to partners (as indicated on the Company's balance sheet) as of the date of any balance sheet, then the amount of distributions payable to partners is limited to the amount of distributions required to be paid on such date.

     C. Therefore, neither the Borrower nor the Lenders intended that PDVSA's delayed billing for crude oil deliveries to the Borrower would result in an increase in distributions payable to partners and a corresponding reduction in net worth for purposes of determining Consolidated Net Worth.

     D. Solely for the purposes of avoiding doubt and clarifying the intent of the parties as described in the foregoing paragraphs B and C, the Borrower and the Lenders desire to enter into this Amendment.

     Section 1. Definitions. Unless otherwise defined in this Amendment, terms used in this Amendment which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

     Section 2. Amendment. Section 1.01 of the Credit Agreement is amended by substituting the following for the last sentence in the definition of "Consolidated Net Worth":

     When calculating Consolidated Net Worth, if the amount of distributions required to be paid under Section 7.4(A) of the Partnership Agreement as of the date of any balance sheet is less than distributions payable to partners (as indicated on the Borrower's balance sheet) as of the date of such balance sheet, then the amount of distributions payable to partners included in the liabilities of the Borrower as of such date shall be limited to the amount of distributions required to be paid under Section 7.4(A) of the Partnership Agreement as of such date.

     Section 3. Effectiveness. This Amendment shall become effective as of the date of this Amendment, and the Credit Agreement shall be amended as provided in this Amendment,

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when (a) the Borrower shall have delivered duly and validly executed originals of this Amendment to the Agent, (b) the Required Lenders shall have executed and delivered this Amendment to the Agent and the Borrower, and (c) the Borrower shall have paid to the Agent for the ratable benefit of the Lenders any work fees payable in connection with this Amendment.

     Section 4. Effect on Loan Documents.

     (a) Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Agent's or Lenders' rights under the Loan Documents, as amended.

     (b) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.

     Section 5. Choice of Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original.


         [The remainder of this page has been left blank intentionally.]

                                        2

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         EXECUTED to be effective as of the date first above written.

                              LYONDELL-CITGO REFINING LP


                              By: \s\ James W. Branch
                                  ---------------------------------------
                              Name:  James W. Branch
                              Title: Vice President, General Manager,
                                     Planning and Administration

                              CREDIT SUISSE FIRST BOSTON


                              By:  \s\ Lauri Sivaslian
                                   --------------------------------------
                              Name:  Lauri Sivaslian
                              Title: Managing Director

                              By:  \s\ James Moran
                                   --------------------------------------
                              Name:  James Moran
                              Title: Director

                              BANK OF AMERICA, N.A.


                              By:  \s\ Michael Dillon
                                   --------------------------------------
                              Name:  Michael Dillon
                              Title: Managing Director

                              WESTLB AG, NEW YORK BRANCH


                              By:  \s\ Salvatore Battinelli
                                   --------------------------------------
                              Name:  Salvatore Battinelli
                              Title: Managing Director, Credit Department

                              By:  \s\ Daniel Hitchcock
                                   --------------------------------------
                              Name:  Daniel Hitchcock
                              Title: Associate Director

                                        3

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                              SUNTRUST BANK


                              By:  \s\ Mary-Crawford Dixon
                                   --------------------------------------
                              Name:  Mary-Crawford Dixon
                              Title: Vice President

                              FORTIS CAPITAL CORP


                              By:  \s\ Christopher S. Parada
                                   --------------------------------------
                              Name:  Christopher S. Parada
                              Title: Vice President

                              By: \s\  Darrell W. Holley
                                  ---------------------------------------
                              Name:  Darrell W. Holley
                              Title: Managing Director

                              BANK OF OKLAHOMA N.A.


                              By:  \s\ Robert D. Mattax
                                   --------------------------------------
                              Name:  Robert D. Mattax
                              Title: Senior Vice President

                              FLEET NATIONAL BANK


                              By:  \s\ Robert D. Valbona
                                   --------------------------------------
                              Name:  Robert D. Valbona
                              Title: Director

                              THE BANK OF NOVA SCOTIA


                              By:  \s\ Vicki Gibson
                                   --------------------------------------
                              Name:  Vicki Gibson
                              Title: Assistant Agent

                                        4

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                              CREDIT LYONNAIS NEW YORK BRANCH


                              By:  \s\ Olivier Audemard
                                   --------------------------------------
                              Name:  Olivier Audemard
                              Title: Senior Vice President

                              ARAB BANKING CORPORATION


                              By:  \s\ Robert J. Ivosevich
                                  ---------------------------------------
                              Name:  Robert J. Ivosevich
                              Title: Deputy General Manager

                              BANK OF SCOTLAND


                              By:   \s\ Annie Glynn
                                    -------------------------------------
                              Name:  Annie Glynn
                              Title: Senior Vice President

                              BANK ONE, NA


                              By:  \s\ Daniel A. Davis
                                   --------------------------------------
                              Name:  Daniel A. Davis
                              Title: Director

                              JPMORGAN CHASE BANK


                              By:  \s\ Robert C. Mertensotto
                                   --------------------------------------
                              Name:  Robert C. Mertensotto
                              Title: Managing Director

                                        5

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                              ALLIED IRISH BANKS PLC

                              By:  \s\ Vaughn Buck
                                   --------------------------------------
                              Name:  Vaughn Buck
                              Title: Vice President

                              By:  \s\ Aidan Lanigan
                                   --------------------------------------
                              Name:  Aidan Lanigan
                              Title: Assistant Vice President

                                       6